UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February ___, 2012 (February 16, 2012)

CEELOX INC.
(Exact name of Registrant as Specified in its Charter)

Nevada	000-53597	26-1319217
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

P. O. Box 305
Gardner, Kansas 66030
(Address of principal executive offices, Zip code)

(913) 884-3705
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

           This Form 8-K/A and other reports filed by Ceelox, Inc., a Nevada corporation (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information based upon the beliefs of, and currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions and variations thereof as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other risk factors relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements contained in the Registrant’s Filings are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements contained herein to conform these statements to actual results.

Item 1.01                      Entry into a Material Definitive Agreement.

On February 16, 2012 the Company entered into a securities purchase agreement with one investor for the purchase and sale of a convertible promissory note (“Note”) in the principal amount of $187,500 and a warrant to purchase shares of the Company’s common stock.  Additionally, the Company entered into a security agreement with the investor whereby the Company’s obligation to repay the Note is secured by all of the Company’s assets.

After the payment of fees, expenses and the prepayment of interest, the Company received net proceeds of $104,625.

Pursuant to the terms of the Note, the maturity date of the Note is February 16, 2013 (“Maturity Date”) and all of the interest due under the Note during the initial term was prepaid by the Company upon issuance of the Note.  The Note may be prepaid by the Company at anytime before the Maturity Date, subject to a 10% prepayment penalty.  In the event that the Company completes an offering of its equity securities (including securities convertible into its equity securities) resulting in a minimum amount of $4,000,000 in gross proceeds to the Company (“Qualified Offering”), the investor shall have the right to request the prepayment of this Note.

Upon the earlier of the completion of a Qualified Offering, or the Maturity Date, the investor shall have the right to convert the Note into shares of the Company’s common stock.  The number of shares into which the Note may be converted shall be determined by dividing the conversion amount of the Note by the conversion price. The conversion price shall be determined as follows: (i) a 25% discount from the price per share (denominated in US dollars) at which the common stock is sold in a Qualified Offering (such price at which the common stock is sold in a Qualified Offering is referred to as the “Offering Price”) if the Qualified Offering occurs on or before the six (6) month anniversary of the final Closing Date; (ii) a 40% discount from the Offering Price if a Qualified Offering occurs after the six (6) month anniversary of the final Closing Date but on or before the twelve (12) month anniversary of the final Closing Date; or (iii) the greater of (x) a 40% discount from the VWAP of the common stock over the five (5) trading days prior to conversion, and (y) $0.10 per share if a Qualified Offering does not occur on or prior to the twelve (12) month anniversary of the final Closing Date.  For purposes hereof, the final Closing Date shall be the earlier of February 28, 2012 and the sale of an aggregate of $500,000 principal amount of the Notes.

The Company issued a five year warrant to the investor pursuant to which the investor shall have the right to acquire additional shares of the Company’s common stock.  The number of shares of common stock issuable upon exercise of the warrant shall be determined by dividing the principal amount of the Note by the Conversion Price (as defined above pursuant to the Note) multiplied by twenty percent (20%).

For a full description of the Securities Purchase Agreement, Notes, Warrants and Security Agreement please refer to the Exhibits attached hereto.

Item 3.02                      Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01                      Financial Statements and Exhibits.

(a)           Exhibits.

Exhibits	Document Description

99.1	Form of Securities Purchase Agreement
99.2	Form of Note
99.3	Form of Warrant
99.4	Form of Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEELOX, INC.

Date: February 22, 2012	By:	/s/ MARK GRANNELL
	Name:	Mark Grannell
	Title:	Chief Executive Officer